                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                             ALTERNATIVE RESOURCES CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                       ALTERNATIVE RESOURCES CORPORATION
                                 600 HART ROAD
                                   SUITE 300
                           BARRINGTON, ILLINOIS 60010
                                 (847) 381-6701

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 JUNE 14, 2001


                            ------------------------

To the Stockholders of
    ALTERNATIVE RESOURCES CORPORATION:

    The Annual Meeting of Stockholders of Alternative Resources Corporation, a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters at 600 Hart Road, Suite 300, Barrington, IL 60010 on Thursday, June 14, 2001, at 10:00 A.M. Central Daylight Time for the following purposes:

    1.  To elect two Class I directors.

    2. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding Common Stock, as more fully described in the accompanying proxy statement.

    3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on April 23, 2001, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ STEVEN PURCELL

                                          Steven Purcell
                                          SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER, SECRETARY AND TREASURER


May 11, 2001


All stockholders are urged to attend the meeting in person or by proxy. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope provided, which requires no postage for mailing in the United States. A prompt response is helpful, and your cooperation will be appreciated. Your proxy can be withdrawn at any time before it is voted.

                       ALTERNATIVE RESOURCES CORPORATION
                                 600 HART ROAD
                                   SUITE 300
                           BARRINGTON, ILLINOIS 60010

                            ------------------------

                                PROXY STATEMENT

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 14, 2001

                            ------------------------


    This Proxy Statement is being mailed to stockholders on or about May 11, 2001 and is furnished in connection with the solicitation by the Board of Directors of Alternative Resources Corporation, (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on June 14, 2001, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy that accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to its voting by written notice to the Secretary of the Company.


    A majority of the outstanding shares of Common Stock of the Company ("Common Stock") entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and represented in person or by proxy at this meeting is required to elect directors. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the amendment to the Company's Certification of Incorporation to effect a reverse stock split. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote and will have the same affect as votes against any such matters. Broker "non-votes" will also have the same affect as votes against the proposal to approve the amendment to the Company's Certificate of Incorporation. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

    The Company's Form 10-K Annual Report for the year ended December 31, 2000 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

    As of March 23, 2001, the Company had outstanding 17,390,594 shares of Common Stock, and such shares are the only shares entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of March 23, 2001, except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) directors and nominees for directorships,
(iii) each Named Executive Officer (as defined under "Executive Compensation" below), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.


                                                               NUMBER OF SHARES    PERCENT OF
NAME                                                          BENEFICIALLY OWNED     CLASS
----                                                          ------------------   ----------
Larry I. Kane(1) ...........................................        1,577,280         9.07%
  2654 Kingston Drive
  Northbrook, IL 60062

Raymond R. Hipp.............................................          422,300         2.43%

Steven Purcell..............................................          302,500         1.74%

Victor J. Fricas............................................          300,000         1.73%

David Nolan.................................................          299,850         1.72%

Sharon A. McKinney..........................................           50,000            *

Bruce R. Smith(2)...........................................           99,770            *

Syd N. Heaton(2)............................................          115,000            *

Jo Anne Brandes(2)..........................................           33,000            *

A. Donald Rully(2)..........................................           45,600            *

Charles W. Sweet(2).........................................            1,500            *

George B. Cobbe(2)..........................................           15,000            *

All directors and executive officers as a group
  (11 persons)(2)...........................................        1,684,520         9.69%


------------------------

*   Less than 1%.

(1) Based upon a Schedule 13G dated February 14, 1997, as filed with the Securities and Exchange Commission.

(2) Includes 33,000 shares (Ms. Brandes), 15,000 shares (Mr. Cobbe), 15,000 shares (Mr. Heaton), 15,000 shares (Mr. Rully), 35,012 shares (Mr. Smith), and 113,012 shares (all directors and executive officers as a group) that are subject to presently exercisable options or options exercisable within 60 days of March 23, 2001.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. At the Annual Meeting of Stockholders, two Class I directors are to be elected to serve until 2004. Five directors will continue to serve in accordance with their prior election or appointment.

    It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS I NOMINEES.

NOMINEE AND CONTINUING DIRECTORS

    The following table sets forth certain information with respect to the nominees and the continuing directors:

NAME AND AGE              DIRECTOR SINCE:          PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------            -------------------   ----------------------------------------------------
                    CLASS I NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 2004

Jo Anne Brandes (47)    August 1994           Ms. Brandes has been Senior Vice President, General
                                              Counsel and Secretary for S.C. Johnson Commercial
                                              Markets, Inc., a worldwide commercial products and
                                              solutions company, since October 1997. Ms. Brandes
                                              was Vice President, General Counsel--Worldwide
                                              Professional for S.C. Johnson & Son, Inc., from
                                              October 1996 to October 1997, and was Vice
                                              President--Corporate Communications Worldwide for
                                              S.C. Johnson & Son, Inc. from October 1994 to
                                              October 1996. From May 1992 through September 1994
                                              she was Director--Corporate Communications Worldwide
                                              for S.C. Johnson & Son, Inc. Ms. Brandes currently
                                              serves on the Boards of Directors of Bright Horizons
                                              Family Solutions and Johnson Family Funds, Inc. and
                                              is a regent of the University of Wisconsin System.

A. Donald Rully (62)    March 1998            Mr. Rully was employed by IBM Corporation from 1965
                                              to 1998, most recently as Vice President and General
                                              Manager of Technology Solutions with IBM/Global
                                              Services. Since Mr. Rully's retirement in
                                              April 1998, he has been engaged in the consulting
                                              business.

                          CLASS II DIRECTORS WITH TERMS EXPIRING IN 2002

Syd N. Heaton (61)      March 1998            Mr. Heaton was Chairman and Chief Executive Officer
                                              of Advantis, a networking technology company formed
                                              by IBM Corporation and Sears, Roebuck and Co., from
                                              1992 through his retirement in 1997. Previously he
                                              held a variety of management positions with IBM.

NAME AND AGE              DIRECTOR SINCE:          PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------            -------------------   ----------------------------------------------------
Steven Purcell (50)     May 1999              Mr. Purcell joined the Company in August 1998 as
                                              Senior Vice President, Chief Financial Officer,
                                              Secretary and Treasurer. He was elected to the Board
                                              of Directors in May 1999. Prior to joining the
                                              Company he was Chief Financial Officer for American
                                              Business Information, a provider of business and
                                              consumer data and data processing services. From
                                              1991 to 1996 he served as Vice President--Finance,
                                              Chief Financial Officer and Treasurer, of Micro
                                              Warehouse, a direct marketer of hardware, software
                                              and accessories.

Bruce R. Smith (59)     April 1991            Mr. Smith currently is a Principal with Nextera /
                                              Sibson Consulting Group. Previously, Mr. Smith was a
                                              founder and President and Chief Executive Officer of
                                              Integration Alliance Corporation, a commercial
                                              systems, technology marketing and distribution
                                              company, from August 1994 through March 1998, at
                                              which time the company was sold to General Electric
                                              Capital Corporation. Mr. Smith was President and
                                              Chief Executive Officer of Client Systems, Inc.,
                                              f/k/a Systems/DRC, Inc., a distributor of computer
                                              software and hardware systems, from November 1993
                                              through July 1994. From February 1991 through
                                              October 1993, Mr. Smith was Vice President-
                                              Marketing and Sales of Distribution Resources
                                              Company, a computer software developer and hardware
                                              systems provider. From March 1986 through
                                              January 1991, Mr. Smith was Vice President/Division
                                              General Manager of Businessland, Inc., a computer
                                              and network systems distributor. Mr. Smith
                                              previously held various general management, sales
                                              and training positions with Xerox Corporation and
                                              Exxon Corporation. Mr. Smith also serves on the
                                              Boards of Directors of Jefferson Wells International
                                              and The Bombay Company.

                         CLASS III DIRECTORS WITH TERMS EXPIRING IN 2003

Raymond R. Hipp (58)    August 1994           Mr. Hipp has been Chairman of the Board, President
                                              and Chief Executive Officer of the Company since
                                              July 1998. Previously he was Chief Executive
                                              Officer of ITI Marketing Services, a provider of
                                              telemarketing services, from August 1996 until
                                              May 1998 when the company was sold. He was a
                                              self-employed management consultant from
                                              September 1994 to August 1996. Mr. Hipp was
                                              President of Comdisco Disaster Recovery Services, a
                                              provider of business continuity services for the
                                              information technology industry, from 1980 through
                                              August 1994. Mr. Hipp previously held executive and
                                              management positions with International Business
                                              Machines Corporation. He currently serves on the
                                              Board of Directors of Gardner Denver Inc.

NAME AND AGE              DIRECTOR SINCE:          PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------            -------------------   ----------------------------------------------------
Charles W. Sweet (57)   February 6, 2001      Mr. Sweet is Chairman of A.T. Kearney Executive
                                              Search. He has over 29 years of executive search
                                              experience. Prior to assuming the leadership role as
                                              Chairman, Mr. Sweet spent 14 years as President of
                                              the division, with management responsibility for
                                              A.T. Kearney Executive Search offices in North
                                              America, Europe, Asia and South America. He has
                                              completed more than 250 search assignments in a wide
                                              variety of industries, covering virtually every
                                              functional area with an emphasis on strategically
                                              critical general management assignments and boards
                                              of directors. Mr. Sweet serves on the board of
                                              directors of GreatBanc, and Calypaso Systems, Inc.
                                              He is an elected trustee and head of the finance
                                              committee of the Village of Barrington Hills,
                                              Illinois and is on the board of advisors for Ridge
                                              Capital Fund and a trustee for the University of
                                              Richmond. Mr. Sweet has a B.A. degree from Hamilton
                                              College and an M.B.A. degree from the University of
                                              Chicago.

                               BOARD OF DIRECTORS

    The Board of Directors held four meetings during 2000. All directors attended at least 75 percent of the aggregate number of such meetings and of meetings of Board committees on which they served in 2000.

    The Board of Directors has an Audit Committee composed of Syd N. Heaton, Bruce R. Smith and A. Donald Rully, each of whom is independent as such term is defined in the National Association of Securities Dealers' listing standards. The Audit Committee had four meetings in 2000. The functions of the Audit Committee are described under "Report of the Audit Committee."

    The Board of Directors has a Compensation Committee, composed of Joanne Brandes, Syd N. Heaton and Bruce R. Smith. In addition, the full Board of Directors addressed various compensation-related matters during the year. The Compensation Committee met one time during 2000. The functions of the Compensation Committee include determining executive officers' salaries and bonuses and administering and determining awards under the Company's Incentive Stock Option Plan, the Employee Stock Purchase Plan and certain other employee benefit plans.

    Directors who are not employees or officers of the Company receive $2,000 for each Board meeting attended and $1,000 for each committee meeting attended and also receive on the date of each annual meeting (and on the date of initial election to the Board if other than at an annual meeting) a non-qualified stock option to purchase 5,000 shares of Common Stock under the Incentive Stock Option Plan. In addition, all directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by the Company's chief executive officer and each of the four other executive officers of the Company as of December 31, 2000 (together, the "Named Executive Officers"), for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                          COMPENSATION AWARDS
                                                                        -----------------------
                                                                        RESTRICTED   SECURITIES
                                           ANNUAL COMPENSATION            STOCK      UNDERLYING    ALL OTHER
                                    ---------------------------------    AWARD(S)     OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     SALARY ($)   BONUS ($)   ($)(1)(2)      (#)(2)        ($)(3)
---------------------------         --------   ----------   ---------   ----------   ----------   ------------
Raymond R. Hipp ..................    2000      $360,000    $     --      $93,600           --      $  8,545
  Chairman of the Board               1999       300,000          --           --       75,000       115,058
  President and Chief                 1998       121,154     250,000           --      300,000        63,995
  Executive Officer

Steven Purcell ...................    2000      $300,000    $     --      $62,400           --      $  4,318
  Senior Vice President               1999       250,000      35,000           --       40,000        92,958
  Chief Financial Officer,            1998       100,962     150,000           --      200,000           174
  Secretary and Treasurer

David Nolan(4) ...................    2000      $250,000    $     --      $62,400       25,000      $  7,094
  President of Field Operations       1999       123,000    $     --           --      200,000         6,247

Victor J. Fricas(5) ..............    2000      $175,000    $     --      $46,800        5,000      $  4,057
  Chief Information Officer

Sharon A. McKinney(6) ............    2000      $180,000    $ 24,000      $15,600           --      $  4,031
  Senior Vice President, Human        1999       148,308          --           --       40,000        64,751
  Resources

------------------------

(1) As of December 31, 2000, the number of shares and the value (based upon closing price of the Company's Common Stock on December 31, 2000), of the restricted stock held by each of the Executive Officers was as follows:
    Mr. Hipp (300,000 shares / $103,200), Mr. Purcell (200,000 shares / $68,800), Mr. Nolan (200,000 shares, / $68,800), Mr. Fricas
    (150,000 shares / $51,600), and Ms. McKinney (50,000 shares / $17,200).

(2) On November 1, 2000, all of the options held by the Named Executive Officers (965,000 in the aggregate), including any of the options granted in 2000, were cancelled. In exchange, each of the Named Executive Officers received the number of restricted shares of Common Stock specified in footnote
    (1) above, as owned at December 31, 2000.

(3) Includes term life insurance premiums paid by the Company for coverage in excess of standard coverage provided to all employees and medical, dental and long-term disability benefits, respectively, as follows:
    Mr. Hipp--$1,415 and $5,882; Mr. Purcell--$37 and $3,653; Mr. Nolan--$366
    and $5,882; Mr. Fricas--$417 and $3,640 and Ms. McKinney--$13 and $1,258.
    Ms. McKinney also received $1,258 of 401(K) benefits.

(4) Mr. Nolan joined the Company as an executive officer effective July 1, 1999.

(5) Mr. Fricas became an executive officer effective November 1, 2000.

(6) Ms. McKinney became an executive officer effective January 22, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted to the Named Executive Officers during 2000. On November 1, 2000, all of these options as well as all other options held by the Named Executives were cancelled, and, in exchange, each Named Executive received a number of shares of restricted common stock. As a result, none of the Named Executive Officers held any stock options as of December 31, 2000, nor did any of them exercise any options in 2000 prior to cancellation.

                                                INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                           ------------------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF                                                    ANNUAL RATES OF STOCK
                             SECURITIES         % OF TOTAL       EXERCISE                 PRICE APPRECIATION FOR
                             UNDERLYING       OPTIONS GRANTED     OR BASE                     OPTION TERM(4)
                           OPTIONS GRANTED     TO EMPLOYEES        PRICE     EXPIRATION   -----------------------
NAME                           (#)(1)        IN FISCAL YEAR(2)   ($/SH)(3)      DATE        5% ($)      10% ($)
----                       ---------------   -----------------   ---------   ----------   ----------   ----------
Raymond R. Hipp..........           0                 0%          $    0                   $     0      $      0

Steven Purcell...........           0                 0%          $    0                   $     0      $      0

David Nolan..............      25,000               4.4%          $4.219      2/1/2010     $66,275      $168,025

Victor J. Fricas.........       5,000               0.9%          $3.063     3/27/2010     $ 9,635      $ 24,385

Sharon A. McKinney.......           0                 0%          $    0                   $     0      $      0

------------------------

(1) Options are not exercisable during the first six months from the date the options are originally granted, which is ten years prior to the specified expiration date. Thereafter, options become exercisable at the rate of 2.38 percent of the total share subject to the option on and after the first day of each month. The term of the option is ten years from the original date of grant. As noted above, these options were cancelled on November 1, 2000.

(2) Based on 568,000 total options granted to employees, including the Named Executive Officers, in 2000.

(3) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

(4) The potential realizable value was calculated based on the term of the option at its time of grant (ten years). It was calculated by assuming the stock price on the date of grant would appreciate at the indicated annual rate compounded annually for the entire term of the option and that the option would be exercised and sold on the last day of its term for the appreciated stock price.

EMPLOYMENT AGREEMENTS


    Mr. Hipp is employed as Chairman of the Board, President and Chief Executive Officer under an employment agreement dated July 23, 1998 which extends through December 31, 2001, subject to an automatic one-year extension as of such date and as of each December 31 thereafter, unless 90 days notice of intent not to extend is given by Mr. Hipp or the Company Under the agreement, Mr. Hipp received $250,000 upon execution of the agreement, and is entitled to a base salary of not less than $300,000 per year. The agreement also provides that Mr. Hipp was eligible for an incentive compensation award for calendar year 2000. The Board of Directors approved an incentive compensation award for 2000 of up to approximately $300,000 based upon attainment by the Company of certain revenue and earnings per share targets specified in the agreement. Because such targets were not met, no incentive compensation award was paid to Mr. Hipp for calendar year 2000. In addition, in the event the Company terminates Mr. Hipp without cause, Mr. Hipp will be entitled to an amount equal to two years base salary plus a prorated portion of any applicable annual incentive award for the year in which termination occurs.

    Mr. Purcell is employed as the Senior Vice President and Chief Financial Officer under an employment agreement dated August 1, 1998, which extends through December 31, 2001, subject to automatic one-year extensions as of such date and as of each December 31, thereafter, unless 90 days notice of intent not to extend is given by Mr. Purcell or the Company. Under the agreement, Mr. Purcell received $150,000 upon execution of the agreement, and is entitled to a base salary of not less than $250,000 per year. The agreement also provides that Mr. Purcell was eligible for an incentive compensation award for calendar year 2000. The Board of Directors approved an incentive compensation award for 2000 of up to approximately $175,000 based upon attainment by the Company of certain revenue and earnings per share targets specified in the agreement. Because such targets were not met, no incentive compensation award with respect to such revenue and earnings targets was paid to Mr. Purcell for calendar year 2000. In addition, in the event the Company terminates Mr. Purcell without cause, Mr. Purcell will be entitled to an amount equal to two years base salary plus a prorated portion of any applicable annual incentive award for the year in which the termination occurs.


    Mr. Nolan is employed as the President of Field Operations under an employment agreement dated July 1, 1999, which extends through December 31, 1999, subject to automatic one-year extensions as of such date and as of each December 31, thereafter, unless 90 days notice of intent not to extend is given by Mr. Nolan or the Company. Under the agreement, Mr. Nolan is entitled to a base salary of $250,000 per year. The agreement also provides that Mr. Nolan was eligible for an incentive compensation award for calendar year 2000 of up to approximately $150,000 based upon attainment by the Company of certain revenue and earnings per share targets specified in the agreement. Because such targets were not met, no incentive compensation award with respect to such revenue and earnings targets was paid to Mr. Nolan for calendar year 2000. In addition, in the event the Company terminates Mr. Nolan without cause, Mr. Nolan will be entitled to an amount equal to two years base salary plus a prorated portion of any applicable annual incentive award for the year in which the termination occurs.

    Mr. Fricas is employed as the Chief Information Officer under an employment agreement dated August 15, 2000, which extends through December 31, 2000, subject to automatic one year extensions as of such date and as of each December 31, thereafter, unless 90 days notice of intent not to extend is given by Mr. Fricas or the Company. Under the agreement, Mr. Fricas is entitled to a base salary of $175,000 per year. The agreement also provides that Mr. Fricas is eligible for an incentive compensation award for calendar year 2000 and 2001. In addition, in the event the Company terminates Mr. Fricas without cause, Mr. Fricas will be entitled to an amount equal to one year base salary plus a prorated portion of any applicable annual incentive award for the year in which the termination occurs.

    Ms. McKinney is employed as the Senior Vice President, Human Resources under an employment agreement dated August 15, 2000, which extends through December 31, 2000, subject to automatic one-year extensions as of such date and as of each December 31, thereafter, unless 90 days notice of intent not to extend is given by Ms. McKinney or the Company. Under the agreement, Ms. McKinney is entitled to a base salary of $180,000 per year. The agreement also provides that Ms. McKinney is eligible for an incentive compensation award for calendar year 2000 and 2001. Ms. McKinney received a bonus of $24,000 for fiscal year 2000. In addition, in the event the Company terminates Ms. McKinney without cause, Ms. McKinney will be entitled to an amount equal to one year base salary plus a prorated portion of any applicable annual incentive award for the year in which the termination occurs.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES

    The Compensation Committee of the Board of Directors determines the salaries and bonuses of executive officers and other key employees of the Company and administers the Company's Incentive Stock Option Plan. In setting the compensation levels of the Company's executive officers and in administering the Stock Option Plan, the Compensation Committee has established the following principles:

    1) Provide competitive compensation levels and use equity ownership through the Incentive Stock Option Plan to attract and retain highly qualified individuals.

    2) Set competitive base compensation levels and utilize significant performance-based incentive compensation to achieve total compensation targets.

    3) Establish performance goals which are aggressive and are aligned with an objective of increasing stockholder value at a greater rate than the rate achieved by the upper quartile of the Russell 2000 Index.

    4) Use discretionary cash awards as appropriate to recognize outstanding individual contribution or overall Company performance that far exceeds annual goals.

    5) Allocate stock options and /or restricted stock grants broadly across the organization so that all executive officers and key employees have a stockholder perspective.

    The overall compensation of the executive officers consists of the compensation components set forth below. The Compensation Committee believes that in 2000 the executive officers of the Company were compensated at levels comparable to other information services or staffing companies.

TOTAL COMPENSATION--2000

    BASE SALARIES.

    Base Salaries of the Named Executive Officers were paid as specified in the Summary Compensation Tables above. The Compensation Committee believes that the base salary levels of the executive officers are comparable to their peers within the information services and staffing industries.

    TARGET BONUS PLAN.

    Under the Company's 2000 Target Bonus Plan, the Compensation Committee established certain corporate revenue and profit goals, specific revenue and profit goals for certain business units, and executive specific goals. For 2000, no bonuses attributable to the revenue and profit elements of the plan were paid to the executive officers. A bonus was paid to one of the executive officers in connection with the attainment of executive-specific goals.

    OPTION GRANTS AND RESTRICTED STOCK.

    Executive officers and other key employees of the Company are eligible to participate in the Incentive Stock Option Plan. The purpose of the Stock Option Plan is to provide incentive to management and key employees to maximize stockholder value by providing them with opportunities to acquire shares of the Company's Common Stock. Options and/or shares of restricted stock are granted to executive officers and key employees who the Compensation Committee, in its sole discretion, determines to be responsible for the future growth and profitability of the Company. The Compensation Committee determines the employees to whom options and/or restricted stock will be granted and establishes the number of shares covered by each grant and the exercise price and vesting period for each grant. The Committee typically grants stock options with four-year vesting periods for each grant, creating strong incentives for recipients of stock option grants to remain with the Company.

    The stock options granted by the Compensation Committee have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, thus rewarding the recipient only if the Company's Common Stock price appreciates above the price on the date of grant.

    During 2000 the Compensation Committee considered it necessary to provide a retention incentive to certain key members of management. To accomplish this, the Committee, with the approval of the Board of Directors, issued 1,240,000 shares of Restricted Common Stock, including 900,000 to the Named Executive Officers. The restrictions required the executives to remain employed at the Company over various periods until July 2002. The Named Executive Officers were required to return all options outstanding to the Company. In total, 965,000 options were cancelled as part of this program.

COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER.


    Mr. Hipp was elected Chairman of the Board, President and Chief Executive Officer effective August 1, 1998. During 2000, he was paid a salary of $360,000. Under the terms of the employment agreement, Mr. Hipp was eligible for an incentive compensation award in 2000. The Board of Directors approved an incentive compensation award for 2000 of up to $300,000 based upon the attainment by the Company of certain revenue and earnings targets. Because such targets were not met, no incentive compensation award was paid under the employment agreement. On November 1, 2000, all of the 400,000 options held by Mr. Hipp were cancelled and replaced by an award of 300,000 shares of Restricted Common Stock as discussed in the previous paragraph.


DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR.

    Internal Revenue Code section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for any executive officer named in the summary compensation table in such corporation's proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The Compensation Committee's policy is to structure executive compensation in order to maximize the amount of the Company's tax deduction. However, the Compensation Committee reserves the right to deviate from that policy to the extent it is deemed necessary to serve the best interests of the Company.

                           Respectfully Submitted By:
                           The Compensation Committee
                                Jo Anne Brandes
                                 Syd N. Heaton
                                 Bruce R. Smith

                                 PROPOSAL NO. 2
                       APPROVAL OF A REVERSE STOCK SPLIT

    The Board of Directors of the Company has unanimously approved a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of the Company's outstanding Common Stock on the terms described below (the "Reverse Stock Split"). The Board of Directors has declared the amendment to the Certificate of Incorporation to be advisable and has recommended that the amendment be presented to the stockholders of the Company for approval.

    Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided below, the Reverse Stock Split will be effected by an amendment to the Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix B (the "Reverse Stock Split Amendment") and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

    On the Effective Date, the Reverse Stock Split will result in the automatic conversion of between three and five shares (as determined by the Board of Directors in the manner described below) of issued and outstanding Common Stock into one share of Common Stock. The Board believes that stockholder approval of an exchange ratio range, as opposed to approval of a specified exchange ratio, in which the Reverse Stock Split may be effected provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest on the Effective Date.

    If the Reverse Stock Split proposal is approved by the stockholders, the Reverse Stock Split will be effected only upon a determination by the Board that the Reverse Stock Split is in the best interest of the Company and its stockholders at that time. Notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board may, in its sole discretion, determine not to effect the Reverse Stock Split or to delay such action based on the then-current trading price of the Common Stock or certain other factors described herein. See "--Affect of the Reverse Stock Split Proposal." On April 16, 2001, the last reported sale price of the Common stock on the Nasdaq Stock Market, Inc. National Market (the "Nasdaq National Market") was $0.71 per share.

    Dissenting stockholders have no appraisal rights under Delaware law, the Company's Certificate of Incorporation or the Company's Amended and Restated By-laws in connection with the approval of the Reverse Stock Split
Amendment and the consummation of the Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPILT

    The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving affect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving affect to the Reverse Stock Split. The Company believes that this higher trading price will aid the Company in remaining eligible for listing on the Nasdaq National Market.

    The Company's Common Stock must maintain a minimum bid price of $1.00 per share in order to remain eligible for continued listing on the Nasdaq National Market. On October 31, 2000, the staff (the "Staff") of the Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company that the bid price for its Common Stock had been below $1.00 per share for a period of thirty consecutive trading days. The

Staff advised the Company that it would be given a period of ninety days within which to comply with the minimum bid price requirement in order to maintain it's listing on the Nasdaq National Market. The Company was unable to meet this requirement during the ninety-day period.

    On March 8, 2001, in accordance with Nasdaq procedures, representatives of the Company participated in an oral hearing before a Nasdaq Listing Qualifications Panel in order to request a temporary exemption from the minimum bid price requirement for continued listing on the Nasdaq National Market. In this hearing, the Staff recommended that the Company implement a reverse stock split in order to satisfy the $1.00 minimum bid price requirement. On March 12, 2001, the Company advised the Staff that the Company would submit to its stockholders for their approval a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split of its Common Stock.

    On March 26, 2001, the Staff advised the Company that the Company would be permitted to maintain the listing of its Common Stock on the Nasdaq National Market only if (i) the Company is able to evidence a closing bid price of at least $1.00 per share no later than June 15, 2001 and (ii) the Company is able to evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days immediately thereafter. The Company believes, but cannot assure, that the Reverse Stock Split will enable the Common Stock to trade above the $1.00 minimum bid price established by the Nasdaq listing requirements for continued listing on the Nasdaq National Market (the "Nasdaq National Market Listing Requirements") and to satisfy the minimum bid price requirement for at least ten consecutive trading days thereafter.

    The Company believes that maintaining the listing of its Common Stock on the Nasdaq National Market is in the best interest of the Company and its stockholders. Inclusion in the Nasdaq National Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq National Market listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the Nasdaq National Market.

    The Company also believes that the current per share price level of the Common Stock has reduced the effective marketability of the Company's shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms dealing in low-priced stock. Such policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

    In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

    In addition, if the Common Stock is not listed on the Nasdaq National Market and the trading price of the Common Stock were to remain below $1.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

    As discussed below, in the event that the Common Stock is delisted from the Nasdaq National Market, sales of the Common Stock would likely be conducted only in the over-the-counter market or potentially in regional exchanges. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

    For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of the Common Stock will not decrease to its pre-split levels or that the market capitalization of the Common Stock after the proposed Reverse Stock Split will be equal to the market capitalization before the proposed Reverse Stock Split.

AFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

    Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of the Reverse Stock Split proposal at the Annual Meeting, the actual timing of such filing will be determined by the Board of Directors based upon its evaluation as to when such action is most advantageous to the Company and its stockholders. Further, notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board of Directors may elect not to file the Reverse Stock Split Amendment.


    In the event that the Board of Directors determines to effect the Reverse Stock Split, the Board will set the exchange ratio for the Reverse Stock Split based upon, among other things, the following factors: (i) the Nasdaq Listing Requirements, (ii) the then-current trading price of the Common Stock, and (iii) the advice of the Company's advisors. In determining the proper exchange ratio, the Board of Directors will consider the stock price at the time of the Reverse Stock Split to achieve a trading price over $1.00 and still allow for other market uncertainties.


    After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the Reverse Stock Split) as such stockholder held prior to the Effective Date. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and the per share exercise or conversion prices thereof, will be adjusted appropriately with respect to the Reverse Stock Split in accordance with their terms as of the Effective Date.

    The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

    Following the Reverse Stock Split, the number of shares of Common Stock outstanding will be reduced and the par value of the Common Stock will be increased (from $.01 per share to between $0.03 and $0.05 per share, in proportion to the reverse split exchange ratio determined by the Board of Directors). As a consequence, the aggregate par value of the outstanding Common Stock will not change. The Reverse Stock Split will not affect the Company's total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

    Based on the 17,390,594 shares of Common Stock outstanding as of March 23, 2001, the following table reflects the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split, based on the exchange ratio range included in the Reverse Stock Split proposal:

SPLIT EXCHANGE RATIO   PERCENTAGE REDUCTION   RESULTING SHARES OUTSTANDING
--------------------   --------------------   ----------------------------
      1 for 3                   66%                     5,796,865
      1 for 4                   75%                     4,347,649
      1 for 5                   80%                     3,478,119

    The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company (except with respect to adjustments for fractional interests). None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common stock, or securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately prior to the Effective Date.

EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

    The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date on which certificates evidencing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, every three to five shares of issued and outstanding Common Stock will be converted and reclassified into one share of post-split Common Stock. For example, a holder of 100 shares immediately prior to the Effective Date would hold between 33 and 20 shares after the Effective Date. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest on the Effective Date.

    As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock that such stockholder holds as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

    STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

    As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted as a result of the Reverse Stock Split.

OTHER NASDAQ REQUIREMENTS

    In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of the Common Stock on the Nasdaq National Market is subject to the maintenance of the other quantitative and qualitative requirements set forth in the Nasdaq National Market Listing Requirements. Although the Company believes that it will meet each of these requirements as of the first full trading day after the Effective Date, there can be no assurance that such will be the case or that other factors will not cause the Company to fail to meet such requirements.

    The Company believes that the Reverse Stock Split represents the Company's best opportunity to remain listed on Nasdaq.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

    This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

    STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

    Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock in connection with the transactions contemplated by the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. Shares of Common Stock received should have the same holding period as the Common Stock surrendered. The receipt of a cash payment in lieu of a fractional interest will result in recognition of gain or loss for federal income tax purposes.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

                               PERFORMANCE GRAPH


    The following graph sets forth a comparison of the Company's cumulative total stockholder return on its Common Stock for the period beginning
December 31, 1995, and ending December 31, 2000 against the cumulative total return of the Russell 2000 Index, Peer Group A, Peer Group B and Peer Group C for the same period. Peer Group A consists of publicly-traded companies in the staffing industry and includes the following companies: Kelly Services, Inc., Manpower, Inc., On Assignment, Inc., and Robert Half International, Inc. Peer Group B consists of publicly-traded companies in the computer services industry and includes the following companies: Cambridge Technology Partners, Inc., Computer Horizons Corporation, Computer Sciences Corporation, Hewlett-Packard Company, International Business Machines Corporation and Keane, Inc. Peer Group C consists of publicly-traded companies in both the staffing and computer services industries and includes the following companies: Computer Horizon Corporation, Computer Task Group, Inc., Renaissance Worldwide, Inc., Modis Professional Services, Inc., Keane, Inc., Spherion Corporation, Cambridge Technology Partners, Inc., Personnel Group of America, Inc., RCM Technologies, Inc., Metro Information Services, Inc., Analysts International Corporation, CDI Corporation and Comforce Corporation. The Company has chosen this third peer group after reviewing both peer groups A and B and concluded that they are no longer representative peer groups. The Company intends to use Peer Group C for future peer group comparisons and to discontinue use of Peer Group A and B. The total stockholder return for each company in Peer Group A, B and C has been weighted according to its stock market capitalization. This graph and table shown below assumes an investment of $100 on December 31, 1995 in each of the Company's Common Stock, the Russell 2000 Index, Peer Group A, Peer Group B, and Peer Group C and assumes reinvestment of dividends, if any. The stock price performance shown below is not necessarily indicative of future stock price performance.


                                                               DECEMBER 31, 2000
                                        ---------------------------------------------------------------
                                          1995       1996       1997       1998       1999       2000
                                        --------   --------   --------   --------   --------   --------
Alternative Resources Corporation.....  $100.00    $ 57.44    $ 76.24    $ 35.12    $ 18.18    $  1.14
Russell 2000 Index....................  $100.00    $116.49    $142.55    $138.92    $168.45    $163.36
Peer Group A..........................  $100.00    $124.38    $168.14    $163.48    $148.69    $205.74
Peer Group B..........................  $100.00    $145.94    $194.61    $289.87    $382.73    $265.94
Peer Group C..........................  $100.00    $156.29    $231.21    $160.47    $139.87    $ 39.42

                             AUDIT COMMITTEE REPORT

    The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this proxy statement as Appendix A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

    We have reviewed and discussed with senior management the Company's audited financial statements for the year ended December 31, 2000. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and,
(ii) have been prepared in conformity with generally accepted accounting principles.

    We have discussed with KPMG LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments,
(v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

    We have received from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between KPMG LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. KPMG LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether the non-audit services rendered by KPMG LLP are compatible with maintaining their independence.

    Based on the review and discussions described above with respect to the Company's audited financial statements, we have recommended to the Board of Directors that such financial statements be included in the Company's Form 10-K Annual Report for the year ended December 31, 2000.

    As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                           Respectfully Submitted By:
                              The Audit Committee
                                 Syd N. Heaton
                                 Bruce R. Smith
                                A. Donald Rully

                            INDEPENDENT ACCOUNTANTS

    The Company's Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed the firm of KPMG LLP as independent accountants to audit the books, records and accounts of the Company for 2001.

    It is expected that representatives of KPMG LLP will be present at the annual meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

    AUDIT FEES--The Company was billed a total of approximately $189,000 by KPMG LLP, the Company's independent auditors, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES--The Company did not engage KPMG LLP for financial information systems design and implementation services during the fiscal year ended December 31, 2000.

    ALL OTHER FEES--The Company was billed a total of $169,000 for all other services rendered by KPMG LLP during the fiscal year ended December 31, 2000 that are not set forth above.

                         PROPOSALS OF SECURITY HOLDERS

    A stockholder proposal to be presented at the 2002 Annual Meeting must be received at the Company's corporate headquarters, 600 Hart Road, Suite 300, Barrington, Illinois 60010 by no later than December 31, 2001 for evaluation as to inclusion in the Proxy Statement in connection with such Meeting.

    In order for a stockholder to nominate a candidate for director, under the Company's Bylaws, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, any such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of stockholders or, if the Company mails its notice and proxy to the stockholders less than sixty (60) days prior to the annual meeting, within ten (10) days after the notice and proxy is mailed. Such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholders meeting, timely notice must be given to the Secretary of the Company within the time limits described above. Such notice must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                    OTHER MATTERS TO COME BEFORE THE MEETING

    The Board of Directors of the Company knows of no other business, which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ STEVEN PURCELL

                                          Steven Purcell
                                          SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER, SECRETARY AND TREASURER

Barrington, Illinois
Date: May 7, 2001

                                   APPENDIXES

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors for the primary purposes of:

       Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

       Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent accountants.

                                   AUTHORITY

The Audit Committee is a standing committee of the Board and shall have unrestricted access to personnel and documents of the Corporation and its operating subsidiaries and Auditors, and will be provided with the resources necessary to carry out its responsibilities.

                        STRUCTURE, RESOURCES AND PROCESS

 1) The Committee shall be composed of a minimum of three (3) directors who shall be non-management directors of the Corporation, each of whom shall meet the independence requirements of the Nasdaq Stock Market, Inc. Each member of the Audit Committee shall have the ability to understand fundamental financial statements. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

 2) The Chairman of the Board/CEO shall serve as an ex-officio member of the Committee, and the Secretary of the Board shall serve as secretary of the Committee.

 3) The Board or, in the event of its failure to do so, the members of the Committee, shall appoint a chairman (the "Chairman") from amongst their number; the Chairman may serve any number of consecutive terms. If the Chairman of the Committee is not present at any meeting of the Committee, the Chairman of the meeting shall be chosen by the Committee from among the members present.

 4) Members shall be appointed for a term of one year, or reappointed for further periods, at the meeting of the Board immediately following each annual meeting of the shareholders of the Corporation. Each member of the Committee shall continue to be a member thereof until a successor is appointed, unless the member shall resign or be removed by the Board or shall otherwise case to be a director of the Corporation.

 5) Where a vacancy occurs at any time in the membership of the Committee, it shall be filled by the Board.

                              MEETINGS AND MINUTES

 1) The Chairman shall, in consultation with management, establish the agenda and ensure notice of the time and place and related materials respecting every meeting shall be given in writing or facsimile communication to each member of the Committee at least forty-eight
    (48) hours prior to the time listed for such meeting.

 2) The Committee shall meet at least four times per year and may call special meetings as required.

 3) A quorum for meetings shall be a majority of the members, present in person or by telephone or other telecommunication device that permit all persons participating in the meeting to speak and hear each other.

 4) The Auditors shall have the right to meet with the Committee at their own request and the Committee has the right to meet with the Auditor, with management not present, to discuss pertinent matters.

 5) The Committee shall at all times have the right to determine who shall and shall not be present at any part of the meeting of the Committee.

 6) Resolutions of the Committee shall be carried by the majority of the votes of the members of the Committee present at the meeting. The Chairman presiding at any meeting of the Committee shall have a casting vote in case of deadlock.

 7) The minutes of the Committee meetings shall accurately record the decisions reached and shall be distributed to Committee members and the other Directors of the Corporation with copies to the Chief Financial Officer, Treasurer, and external Auditor.

 8) The committee shall report regularly to the Board of Directors and bring its recommendations to the full Board for their approval.

                           SCOPE AND RESPONSIBILITIES

 6) FINANCIAL INFORMATION

    The Committee shall:

    a) Review the annual and quarterly financial statements, reports to shareholders and related press releases as well as any other formal financial reports to be issued by the Corporation, prior to publication, and recommend their approval to the Board of Directors of the Corporation.

    b) Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    c) Review quarterly financial information and other public disclosure documents.

    d)  In relation to items a) and b) the Committee shall consider:

         i) any change in accounting policy and the reasons therefore.

         ii) the degree and conformity with the accounting policies generally followed in the industry.

        iii) any sensitive reporting or accounting practices.

        iv) any proposed adjustments not implemented and the reasons for non-implementation.

         v) any unusual transaction.

        vi) the possible affects of any proposed changes in legislation.

        vii) any alternative methods of disclosure.

       viii) appropriate accounting for legal or other contingencies.

        ix) any matters referred to the Committee from Board of Directors of the Corporation

         x) any other relevant matters.

 7) AUDITORS

    The Company's independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

    a)  Review the annual audit plan and results of the annual audit, including:

         i) the Auditor' engagement letter

         ii) audit fees

        iii) the scope of the audit, including materiality, areas of risk to be reviewed by the Auditors, required reports, timetable and deadlines

        iv) the Auditors' management letter together with the management's response

         v) the form of the audit report

        vi) the post-audit management letter together with management's response

    b)  Assess the performance of the Auditor

    c)  Recommend the Auditor for appointment by the Board

    d) Obtain confirmation and assurance as to the independent accountants independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accounts' report to satisfy itself of their independence.

    e) Review with the Auditor, in the absence of management, the extent and quality of the Company's accounting and information technology resources

    f) Review corporation insider trading policy, continuous disclosure policy, and corporate guidelines for maintaining confidentiality in conjunction with the Governance, Ethics, and Regulatory Committee.

    g) Meet privately with the Auditors to discuss, in the absence of management, management's cooperation in the audit process and the sufficiency and quality of management responsible for financial statement preparation, account, and related matters.

    h)  Recommend any other related audit engagements.

 8) ACCOUNTING SYSTEMS AND INTERNAL CONTROLS

    The Committee shall:

    a) Obtain reasonable assurance from discussions with and/or reports from management and the Auditors that the Corporation's accounting systems and internal controls are reliable and operating effectively, with particular reference to dependence on complex computer systems.

    b) Review weaknesses, if any identified by the Auditors in the Corporation's accounting systems and internal controls, and discuss any such concerns with the management.

    c) Call for such further investigations as are necessary to assure itself of the effectiveness of the systems of control within the Corporation.

    d) Ensure adequate internal resources are committed to the Company's financial reporting and controls.

 9) STATUTORY

    The Committee shall:

    a) Review all reportable events, including disagreements and unresolved issues that may arise when there is a change of Auditor.

 10) OTHER

    The Committee shall:

    a) Consider any other relevant matters as considered appropriate or necessary from time to time.

    b)  Investigate any incidents of potential fraud or illegal acts.

    c) Review annually and report to the Board on the adequacy of the Committee's terms of reference.

    d) Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

    e) Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

EXTERNAL ADVISORS

If, in order to properly discharge its functions, duties and responsibilities, it is necessary, in the opinion of the Committee, that the Committee obtains the advise and counsel of external advisors other than auditors, the Chairman shall, at the request of the Committee, seek approval of the Board to engage the necessary advisors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's corporate policies.

Adopted by the Committee on May 8, 2000 and approved by the Board on May 9, 2000.

                                   APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       ALTERNATIVE RESOURCES CORPORATION

    The undersigned, the Chief Executive Officer of Alternative Resources Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

    1.  The name of the Corporation is Alternative Resources Corporation.

    2. Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") is hereby amended as follows:

    By adding as a second sentence to the first paragraph of Article FOURTH, the following:

    Simultaneously with the effective date of this Certificate of
Amendment (the "Effective Date"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined
and reclassified as follows: each       shares of Existing Common Stock shall be
combined and reclassified (the "Reverse Split") as one share of issued and outstanding Common Stock ("New Common Stock"), provided that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than shares of Existing Common Stock or any number of shares of Existing Common
Stock which, when divided by       , does not result in a whole number (a
"Fractional Share Holder"), the fractional share interest of New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be cancelled and such Fractional Share Holder shall be entitled to receive an amount in cash equal to the value, based on the market price, of such fractional share interest on the Effective Date.

    The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

    From and after the Effective Date, the term "New Common Stock" as used in this Article FOURTH shall mean Common Stock as provided in the Certificate of Incorporation.

    3. The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation at a meeting of the Board of
Directors of the Corporation on       , 2001, at which a quorum was present and
acting throughout. The Board of Directors previously declared the advisability of the amendment and directed that the amendment be submitted to the stockholders of the Corporation for approval.

1. At the Annual Meeting of the Stockholders of the Corporation held on June 14, 2001, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

    5. This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

    The undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware,
acknowledges that it is his act and deed and that the facts stated herein are
true, and has signed this instrument on June       , 2001.

                                             ALTERNATIVE RESOURCES CORPORATION

                                             By:
                                                  ------------------------------------------
                                                                Raymond R. Hipp
                                                            CHIEF EXECUTIVE OFFICER

ATTEST:

------------------------------------------
Steven Purcell
SENIOR VICE PRESIDENT, CHIEF FINANCIAL
OFFICER, SECRETARY AND TREASURER

                      ALTERNATIVE RESOURCES CORPORATION
           600 HART ROAD, SUITE 300, BARRINGTON, ILLINOIS 60010

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS -- JUNE 14, 2001

The undersigned hereby appoints Raymond R. Hipp and Steve Purcell, or either of them, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Alternative Resources Corporation, to be held at the Company's corporate headquarters at 600 Hart Road, Suite 300, Barrington, Illinois 60010, on Thursday, June 14, 2001 at 10 A.M., Central Daylight Time, or at any adjournment thereof as follow:

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL DIRECTORS SPECIFIED ON THE REVERSE HEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


Please indicate any change in address. (Continued and to be signed on reverse side.)

                            FOLD AND DETACH HERE

                      ALTERNATIVE RESOURCES CORPORATION

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/


                                                         Withheld    For All
                                                  For    Authority  Except As
                                                  All     For All    Marked
1. Election of two Class I Directors              / /       / /       / /
  (terms to expire in 2004)
  Nominees: Jo Anne Brandes A. Donald Rully

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

2. To approve an amendment to the Company's
   Certificate of Incorporation to effect a       For     Against    Abstain
   reverse stock split of the Company's           / /       / /       / /
   issued and outstanding Common Stock, as
   more fully described in the accompanying proxy statement.

3. Each of the persons named as proxies
   herein is authorized, in such person's
   direction, to vote upon such other
   matters as may properly come before
   the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.     / /


This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorney's, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership or limited liability company, name and indicate capacity of duly authorized person executing on behalf of the partnership or limited liability company.

Signature(s) ________________________________________


             ________________________________________

Dated: _____________________________________________, 2001



                           FOLD AND DETACH HERE